Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of J-Long Group Limited (the “Company”) on Form 20-F for the year ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Edwin Chun Yin Wong, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 28, 2025	By:	/s/ Edwin Chun Yin Wong
	Name:	Edwin Chun Yin Wong
	Title:	Executive Director and Chief Executive Officer (Principal Executive Officer)

Signature Page to Form 20-F